Exhibit 23

[Deloitte & Touche Letterhead]









INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 of American Electric Power Company, Inc. on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3 of our report (on the consolidated financial statements of Yorkshire Electricity Group plc) dated 9 June 1997, appearing in this report on Form 8-K/A of American Electric Power Company, Inc.








Deloitte & Touche
Leeds
United Kingdom
9 June 1997